EXHIBIT 99.01

For Immediate Release
March 21, 2007

HARBOR ACQUISITION CORPORATION AND ELMET TECHNOLOGIES, INC.
ANNOUNCE COMPLETION OF ELMET’S EMPLOYEE CONTRACT RENEGOTIATION

Boston, MA and Lewiston, ME, March 21, 2007 —Elmet Technologies, Inc. (“Elmet”), a privately-held, fully-integrated manufacturer of custom designed and engineered Advanced Enabling Materials products, today announced the successful renegotiation of its collective bargaining agreement with The International Brotherhood of Teamsters.  This contract was set to expire on April 15, 2007.   The negotiations resulted in a new 6-year contract which expires on April 14, 2013.

Jack Jenson, CEO of Elmet Technologies stated, “We are extremely pleased to have successfully renegotiated our collective bargaining agreement which covers all of Elmet’s approximately union employees.  The new terms represent a fair and balanced agreement for both the company and our employees.  With the renegotiation behind us, our skilled and dedicated workforce is well positioned to continue to focus on the growth of the company.”

On October 17, 2006, Elmet Technologies announced that it had signed a definitive agreement to be acquired by publicly traded Harbor Acquisition Corporation (AMEX: HAC, HAC-U, HAC-WT) (“Harbor”).  Following consummation of the acquisition, Elmet’s current management team, led by Jack Jensen, CEO, will continue to lead the organization and the combined company will change its name to Elmet Technologies Holdings, Inc.

About Elmet Technologies, Inc.

Originally founded in 1929, Elmet became an independent company in late 2003 when its current CEO Jack Jensen led the management buyout of Elmet from its former parent, Philips Electronics North America Corporation. Under Jensen and his management team, Elmet has enjoyed growth by providing innovative refractory metal solutions to OEMs serving such industries as data storage, semiconductor, medical, electronics and lighting.  Elmet now employs approximately 230 personnel, including highly-skilled sales, design, engineering, and production professionals at its Lewiston, Maine headquarters. Elmet’s products are typically custom-engineered components used in products such as medical imaging devices, silicon wafer chip manufacturing equipment, and specialty commercial and residential lighting applications.

About Harbor Acquisition Corporation

Based in Boston, Harbor is a publicly traded, special purpose acquisition company (“SPAC”) formed to acquire a company in the industrial or consumer products sectors. The contemplated transaction is subject to shareholder approval, along with certain regulatory approvals including the filing of a proxy statement with the Securities and Exchange Commission.  Upon completion of the transaction, Harbor intends to change its corporate name to Elmet Technologies Holdings, Inc.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These forward-looking statements are based on current expectations and projections about future events and no party assumes an obligation to update any such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Harbor and Elmet that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause our future results to differ from those statements include, but are not limited to, the failure of Harbor’s stockholders to approve the acquisition and the transactions contemplated thereby; the number and percentage of Harbor’s stockholders voting against the acquisition and electing to exercise their redemption rights; changing interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Elmet is engaged; the continued ability of Elmet to successfully execute its business plan involving the proper management of its human resources and assets; demand for the products and services that Elmet provides; continued availability of, and changes in pricing for, raw materials used by Elmet; general economic conditions; geopolitical events and regulatory changes; as well as other relevant risks detailed in Harbor’s filings with the Securities and Exchange Commission.

Additional Information

This communication is being made in respect of the proposed transaction involving Elmet, its stockholders and Harbor. In connection with the proposed transaction, Harbor will file with the Securities and Exchange Commission a proxy statement on Schedule 14A for the stockholders of Harbor describing the proposed transaction. Harbor will be filing other documents with the SEC as well.   BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS ARE ADVISED TO READ, WHEN AVAILABLE, HARBOR’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement and other documents related to the transaction that are filed with the SEC, without charge, once available, at the SEC’s Internet site (http://www.sec.gov) or by directing a request to Harbor Acquisition Corporation at One Boston Place, Suite 3630, Boston , Massachusetts 02108. As a result of the review by the SEC of the proxy statement, Harbor may be required to make changes to its description of the acquired business or other financial or statistical information contained in the proxy statement.

Harbor and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction with Elmet and its stockholders.   Information regarding Harbor’s directors and executive officers is set forth in Harbor’s final prospectus dated April 27, 2006, and the proxy statement relating to the proposed transaction with Elmet and its stockholders when it becomes available.

Harbor’s final prospectus also contains a description of the security holdings of the Harbor officers and directors and of Ferris Baker Watts, the managing underwriter of Harbor’s initial public offering consummated on May 1, 2006, and their respective interests in the successful consummation of this business combination.

Contact:
Robert Hanks
Chief Executive Officer
Harbor Acquisition Corporation
617.624.8411

or

Devlin Lander
Integrated Corporate Relations
415.292.6855